UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 12, 2025

V. F. Corporation
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-5256	23-1180120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 Wewatta Street
Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

(720) 778-4000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value, stated capital $.25 per share	VFC	New York Stock Exchange
4.125% Senior Notes due 2026	VFC26	New York Stock Exchange
0.250% Senior Notes due 2028	VFC28	New York Stock Exchange
4.250% Senior Notes due 2029	VFC29	New York Stock Exchange
0.625% Senior Notes due 2032	VFC32	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.  Regulation FD Disclosure
Completion of Sale of Dickies and Supplemental Financial Information Excluding Dickies
On November 12, 2025, V.F. Corporation (“VF”) completed the previously announced sale of the Dickies® brand (“Dickies”) to Bluestar Alliance LLC ("Buyer") for $600.0 million in cash, subject to customary adjustments for cash, working capital and transaction expenses. VF and Buyer issued a press release announcing the completion of the sale. The press release is attached as Exhibit 99.1 and is incorporated herein by reference. VF has also provided supplemental investor information related to VF's historical quarterly and annual results for fiscal 2025 and the first and second quarters of fiscal 2026 that presents historical VF results in accordance with generally accepted accounting principles in the U.S. (“GAAP”), on an adjusted basis and on an adjusted basis excluding the results of Dickies. VF believes this provides investors with useful supplemental financial information regarding VF’s underlying business trends and performance of VF’s operations, post the closing of the sale of Dickies. This supplemental investor information is attached as Exhibit 99.2 and is incorporated herein by reference.
Item 9.01.  Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by V.F. Corporation and Bluestar Alliance LLC, dated November 12, 2025.
99.2	Supplemental Financial Information Excluding Dickies
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V.F. CORPORATION
(Registrant)

		By:	/s/ Paul Vogel
Paul Vogel
Executive Vice President and Chief Financial Officer

Date:	November 12, 2025